EXHIBIT 4.3

GLOBAL NOTE

THE NOTES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF SOVEREIGN BANCORP, INC. AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO SOVEREIGN BANCORP, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP NO. __________                                                                                                            PRINCIPAL AMOUNT: $____________________

REGISTERED NO. __________

SOVEREIGN BANCORP, INC.

Senior Floating Rate Notes due 2009

SOVEREIGN BANCORP, INC., a Pennsylvania corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of _______________________ ($________________) (or such lesser amount as shall be the outstanding principal amount of this Note listed on Schedule A hereto) on March 1, 2009 and to pay interest hereon from September 1, 2005, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for on the dates and at the rate set forth below, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date (as defined below) for such interest (whether or not a Business Day) next preceding such Interest Payment Date.

The per annum rate at which this Note shall bear interest shall equal LIBOR (as defined below) plus 0.28%, as determined by the Calculation Agent (as defined below) and shall be reset quarterly on the first day of each Interest Period (as defined below). The amount of interest payable for each day this Note is outstanding (the “Daily Interest Amount”) shall be calculated by dividing the interest rate in effect for each such day by 360 and multiplying the result by the principal amount of this Note. The amount of interest to be paid on this Note for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

Interest on this Note shall be payable on each March 1, June 1, September 1 and December 1, commencing December 1, 2005, and at Maturity (each such date, an “Interest Payment Date”). If any Interest Payment Date shall fall on a day that is not a Business Day, other than the Interest Payment Date that is also the date of Maturity, such Interest Payment Date shall be postponed to the following day that is a Business Day; provided, however, if such next Business Day is in a different month, then interest on this Note shall be paid on the Business Day immediately preceding such Interest Payment Date. If the date of Maturity for this Note falls on a day that is not a Business Day, payment of the principal and interest with respect to this Note shall be paid on the next succeeding Business Day with the same force and effect as if made on such date and no interest on such payment will accrue from and after such date. “Business Day” as used herein is a day other than a Saturday, a Sunday or any other day on which banking institutions in Philadelphia, Pennsylvania or New York, New York are authorized or required by law or executive order to remain closed and which is also a London Banking Day (as defined below). The Regular Record Date for an Interest Payment Date shall be the fifteenth calendar day prior to such Interest Payment Date. On each Interest Payment Date, the Company shall pay interest for the period commencing on and including the immediately preceding Interest Payment Date (or commencing on and including September 1, 2005 if no interest has been paid) and ending on and including the next day preceding such Interest Payment Date (each such period, an “Interest Period”).

“LIBOR,” with respect to an Interest Period, shall be the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period beginning on the second London Banking Day after the Determination Date (as defined below) that appears on Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include this rate or is unavailable on the Determination Date, the Calculation Agent shall request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide that bank’s offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., London time, on the Determination Date to prime banks in the London interbank market for deposits in a Representative Amount (as defined below) in United States dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of those quotations. If fewer than two quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide that bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on the Determination Date for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of those rates. If fewer than two rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

“Determination Date” means, with respect to an Interest Period, the second London Banking Day preceding the first day of the Interest Period.

“London Banking Day” means any day on which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Representative Amount” means a principal amount that is representative for a single transaction in the relevant market at the relevant time.

“Telerate Page 3750” means the display designated as “Page 3750” on Moneyline Telerate, Inc. or any successor service (or such other page as may replace Page 3750 on that service or a successor service).

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or 0.09876545) being rounded to 9.87655% (or 0.0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the Notes of this series will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

The Company shall provide that, so long as the Notes remain outstanding, the Company shall maintain under appointment a calculation agent (the “Calculation Agent”), initially BNY Midwest Trust Company, to calculate the rate of interest payable on the Notes in respect of each Interest Period. If the Calculation Agent is unable or unwilling to continue to act as the Calculation Agent or if the Calculation Agent fails to establish the rate of interest for any Interest Period, the Company shall appoint another bank to act as such in its place. The Calculation Agent shall not resign its duties without a successor having been appointed as aforesaid. The Company may appoint a successor Calculation Agent with the written consent of the Paying Agent, which consent shall not be unreasonably withheld.

The Calculation Agent will, upon the request of the Holder hereof, provide the interest rate then in effect. All calculations of the Calculation Agent, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and the Holder hereof.

Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of interest on this Note will be made in immediately available funds at the office or agency of the Paying Agent for the Notes, initially BNY Midwest Trust Company, maintained for that purpose in The City of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be paid by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register or by wire transfer to such account as may have been designated by such Person. Payment of principal of and interest on this Note at Maturity will be made against presentation of this Note at the office or agency of the Company maintained for that purpose in The City of New York.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, the Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

DATED: _________________ ___, 200__

SOVEREIGN BANCORP, INC. By: _____________________________________ Attest: ___________________________________

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

This is one of the Notes, of
the series designated herein, described
in the within-mentioned Indenture.

BNY MIDWEST TRUST COMPANY
as Trustee

By: ________________________________________
          Authorized Signature

[Reverse of Note]
SOVEREIGN BANCORP, INC.
Senior Floating Rate Notes due 2009

This Note is one of a duly authorized issue of Debt Securities of the Company, designated as the Company’s “Senior Floating Rate Notes due 2009” (herein called the “Notes”), issued and to be issued in one or more series under an indenture, dated as of February 1, 1994 (the “Base Indenture”), between the Company and BNY Midwest Trust Company, as successor to Harris Trust and Savings Bank, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by a Sixth Supplemental Indenture, dated as of September 1, 2005, between the Company and the Trustee (“Supplemental Indenture No. 6” and, together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $200,000,000; provided, however, that the Company may, so long as no Event of Default has occurred and is continuing, without the consent of the Holders of Notes, issue additional notes with the same terms (except as to public offering price and issue date) as the Notes, and such additional Notes shall be considered part of the same series under the Indenture as the Notes.

The Notes are not subject to redemption at the option of the Company or repayment at the option of the Holder hereof prior to March 1, 2009. The Notes will not be entitled to any sinking fund.

If an Event of Default, as defined in the Indenture, with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected by such amendment or modification under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Debt Securities of each such series to be so affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

Upon due presentment for registration of transfer of this Note at the office or agency of the Transfer Agent for the Notes, initially BNY Midwest Trust Company, in The City of New York, a new Note or Notes of this series in authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Note.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

     UNIF GIFT MIN ACT — __________________ Custodian ____________________
                                                                   (Cust)                                                  (Minor)

Under Uniform Gifts to Minors Act

_______________________________
                               (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________
(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Note of SOVEREIGN BANCORP, INC. and does hereby irrevocably constitute and appoint _________________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated: ______________________________________

____________________________________

____________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

SCHEDULE A

SCHEDULE OF EXCHANGES

The following exchanges of Notes for Notes represented by this Global Note have been made:

Principal amount of this Global Note as of __________ __, 200_	Date exchange made	Change in principal amount of this Global Note due to exchange	Principal amount of this Global Note due to exchange	Notation made by or on behalf of the Company

$________________